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                                                                  Exhibit 23.2

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-1) filed pursuant to Rule 462(b) of the Securities and Exchange Act of 1933, as amended, of our reports dated March 7, 1996, except for Note 8 as to which the date is September 23, 1996, with respect to the consolidated financial statements and schedule of Infinity Financial Technology, Inc., included in its Registration Statement (Form S-1, No 333-8647) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP
                                                              ERNST & YOUNG LLP
Palo Alto, California
October 24, 1996